UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8367 Baymeadows Way suite 200	32256
Jacksonville, FL	(Zip Code)
(Address of Principal Executive Offices)

(972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of January 5, 2016 (the “Effective Date”), that certain Master Facility Lease Agreement, dated February 28, 2012, between 30 West Pershing, LLC, as Landlord, Latitude 360, Inc., a Florida corporation and a wholly-owned subsidiary of Latitude 360, Inc., a Nevada corporation (the “Company”), as Tenant, as amended (the “Master Lease”), pursuant to which the Tenant had leased its Latitude 360 locations in Jacksonville, Florida and Indianapolis, Indiana, was terminated, pursuant to a Settlement Agreement entered into that date among the Company, the Landlord, the Tenant, certain other subsidiaries of the Company and Brent W. Brown, the Company’s Chief Executive Officer (the “Settlement Agreement”). As previously disclosed in a current report on Form 8-K filed on September 9, 2015, on September 2, 2015, the Company and certain of its subsidiaries had received a letter from the Landlord, purporting to terminate the Master Lease effective as of that date. The Company had previously defaulted in its payment obligations under the Master Lease, as well as under a forbearance agreement entered into with the Landlord (the “Forbearance Agreement”), and the Landlord subsequently filed lawsuits against the Company and certain of its subsidiaries seeking, among other things, payment of unpaid rent and final possession of the leased premises (the “Lawsuits”). Pursuant to the Settlement Agreement, among other things, (i) the Tenant agreed to vacate the leased premises by no later than 8:30 a.m. on January 7, 2016, (ii) the Tenant conveyed to the Landlord all fixtures and personal property in the leased premises, (iii) the Tenant agreed to make a one-time payment to the Landlord in the amount of $250,000, and to pay all utilities and property taxes that have accrued through the Effective Date with respect to the leased facilities, in each case by February 1, 2016, (iv) the Landlord agreed to dismiss the Lawsuits, subject to the Tenant complying with its obligations under the Settlement Agreement, and (v) each party released the others from all claims and liabilities related to the Master Lease, the Forbearance Agreement and the leased properties (subject to the other party’s compliance with the terms of the Settlement Agreement), including the release of all indebtedness (including unpaid rent) of the Tenant to the Landlord, which amount was approximately $6.8 million as of the Effective Date.

Item 8.01 Other Events.

On January 7, 2016, the Company issued a press release regarding the Settlement Agreement. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press release issued January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.
By:
Name:	Brent Brown
Title:	CEO

Date: January 8, 2016